NEWS FOR IMMEDIATE RELEASE

Exhibit 99.1

PURSUIT Reports 2025 THIRD Quarter Results

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Delivered record third quarter performance with significant year-over-year growth
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Raising guidance for full year 2025 growth based on exceptional third quarter results
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Proven Refresh, Build, Buy strategy continues driving growth with a meaningful pipeline to accelerate

DENVER, November 5, 2025 -- Pursuit Attractions and Hospitality, Inc. (“Pursuit”) (NYSE: PRSU) today reported results for the third quarter 2025 and raised guidance for the full year 2025.

David Barry, Pursuit’s President and Chief Executive Officer, commented, “We delivered record third quarter results with strong revenue growth compared to the prior year across all geographies, including exceptionally strong growth from Jasper's recovery, paired with margin expansion from the strong operating leverage in the business and our continued cost discipline. These record results exceeded our expectations, with particular strength in demand across our Canadian operations and at Sky Lagoon, supported by continued global secular trends towards experiential travel in iconic locations, our differentiated businesses, and our passion for delivering incredible experiences for our guests. Our performance showcases the strength of our guest obsessed, experience driven, hospitality-focused culture. This summer, our talented team welcomed millions of visitors and delivered unforgettable experiences with care, passion and precision. Our deep connection to the guest, iconic locations and perennial demand set Pursuit apart and fuels our momentum as a growth company in the large and growing leisure travel space."

Barry added, "With our exceptional third quarter results, we are raising our full year guidance by $6 million at the mid-point. We now expect full year 2025 adjusted EBITDA to be in the range of $116 million to $122 million. Looking ahead, we believe Pursuit will remain well-positioned relative to consumer demand trends for our differentiated and authentic guest experiences in iconic destinations."

Barry continued, "We are poised to drive sustainable growth and long-term shareholder value. Our proven Refresh, Build, Buy growth strategy continues to deliver extraordinary results and enhance our collection of irreplaceable assets, backed by a strong balance sheet and disciplined execution. With our low net leverage ratio and recently upsized revolver, we have both the financial and operational capacity to invest in one-of-a-kind experiences in the world's most beautiful locations. Our pipeline remains robust, with targeted acquisition opportunities and over $250 million of identified organic growth investments within our existing businesses."

Financial Highlights*

	Three months ended September 30,
(in millions, except per share data)	2025	2024	$ Change	% Change

Revenue	$241.0	$182.3	$58.8	32.2%
Net Income Attributable to Pursuit	$73.9	$48.6	$25.2	51.9%
Income from Continuing Operations	76.7	43.3	33.4	77.2%
Income (Loss) from Discontinued Operations	(2.9)	5.3	(8.2)	***
Adjusted Net Income**	75.3	50.7	24.6	48.6%
Diluted EPS Attributable to Pursuit	$2.60	$1.65	$0.95	57.6%
Adjusted EPS**	2.65	1.71	0.94	55.0%
Adjusted EBITDA**	$117.4	$82.9	$34.4	41.5%

* In December 2024, we completed the sale of our GES business and, as a result, we have accounted for the GES business as a discontinued operation. All amounts and disclosures for all periods presented in this press release and supplemental earnings presentation reflect only the continuing operations unless otherwise noted.

** Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

*** Change is greater than +/- 100 percent

In addition to the commentary below, further information regarding our financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the "Investors" section of our website, and in the financial tables accompanying this press release.

Third Quarter Results

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Revenue of $241.0 million increased by $58.8 million (32.2%) from the third quarter 2024 primarily driven by a strong recovery across our Jasper properties that were temporarily closed during the prior year, incremental growth from our new experiences, and continued momentum in guest demand for our distinctive experiences in iconic places.
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Excluding our Jasper properties in the third quarter and new experiences that were not operated by Pursuit for the entirety of 2025 and 2024, revenue increased $17.7 million (12%) from strong yield optimization and visitation across our geographies. New experiences include Flyover Chicago (opened March 2024), Eddie's Cafe & Mercantile and Apgar Lookout Retreat (acquired November 2024), Montana House (acquired December 2024), Jasper SkyTram (acquired December 2024), and Tabacón Thermal Resort & Spa (acquired July 2025).
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Net income attributable to Pursuit, which include results of discontinued operations, was $73.9 million as compared to $48.6 million in the prior year period. Our income from continuing operations attributable to Pursuit was $76.7 million as compared to $43.3 million in the prior year period, reflecting strong growth across our business.
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Additionally, during the third quarter 2025, we reported a pre-tax gain of $4.2 million from business interruption insurance proceeds received related to lost profits in 2024 from the Jasper wildfire. Our total insurance proceeds received since the 2024 Jasper wildfire is $23.7 million.
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Our adjusted net income* was $75.3 million as compared to $50.7 million in the prior year. This adjusted net income excludes income from discontinued operations and other non-recurring expenses, including the business interruption insurance proceeds, as detailed in the non-GAAP reconciliation tables that accompany this press release. The year-over-year change primarily reflects higher adjusted EBITDA, partially offset by increases in income tax expense and income attributable to noncontrolling interests.
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Adjusted EBITDA* of $117.4 million increased by $34.4 million year-over-year primarily due to higher revenue, with strong margin flow-through driven by strong operating leverage in the business and continued cost discipline.

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

Balance Sheet and Liquidity Highlights

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Our total liquidity was $274.4 million at September 30, 2025, comprising cash and cash equivalents of $33.8 million and $240.6 million of capacity available on our $300 million revolving credit facility.
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On September 26, 2025, we increased the borrowing capacity of our revolving credit facility by $100 million to $300 million and extended the term to September 2030, enhancing Pursuit's financial flexibility to capitalize on strategic growth opportunities.
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Total debt was $129.8 million and our net leverage ratio was 0.7x at the end of the third quarter, below our target range of 2.5x to 3.5x.

REFRESH, BUILD, BUY Growth Strategy

Refresh, Build, Buy is our strategic roadmap for disciplined capital deployment and accelerated growth. It is anchored in two growth levers: 1) organic investments through REFRESHING existing assets and BUILDING new experiences, and 2) inorganic investments through BUYING targeted businesses. We have a robust pipeline across both levers as well as the financial and operational capacity to execute at scale and deliver long-term value creation.

1) REFRESH AND BUILD Organic Growth Investments

REFRESH focuses on elevating existing assets to enhance guest and team member experiences while maximizing returns. BUILD brings new, high-impact experiences to iconic destinations, unlocking new revenue streams and operational efficiencies.

We have identified more than $250 million of Refresh and Build growth investments that we believe we can execute from 2025 to 2030 to fuel continuous long-term growth.

During 2025, we expect to invest approximately $38 million to $43 million in organic growth capital expenditures, including:

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The large-scale refresh of our year-round Forest Park Hotel Woodland Wing in Jasper National Park. The repositioning of this property is designed to meet market demand from the mass affluent leisure travelers that visit Jasper. The first phase of room renovations was complete for the 2025 peak third quarter and the elevated guest experience captured a 22% increase in ADR compared to the non-renovated rooms. The next phase is now commencing and is scheduled to be complete ahead of the 2026 peak season. This phased approach allows us to minimize disruption during our busy summer season.
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The transformation and repositioning of our year-round Grouse Mountain Lodge to meet the demand for higher-end lodging in the mass affluent market of Whitefish, Montana. The refresh of this property, which will also be completed in phases, will dramatically improve the guest experience and create a compelling differentiated offering with close proximity to Glacier National Park. This first phase of the project has commenced and will enhance the south wing of guest rooms and pool area and create a new event pavilion, with completion anticipated in 2026.

2) BUY Acquisition Growth Investments

BUY targets unique, high-quality businesses that complement our platform and offer clear paths to performance improvement. Our active acquisition pipeline spans both existing and new geographies with perennial demand, positioning us for sustained long-term growth.

During 2025, we invested approximately $124 million in acquisitions, including:

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The $111 million acquisition of Tabacón Thermal Resort & Spa in July 2025. Tabacón is a premier year-round attraction-focused luxury resort in Costa Rica’s Arenal region and a strong cultural and strategic fit for Pursuit. It aligns with our focus on delivering exceptional hospitality experiences in iconic destinations with strong perennial demand. Tabacón also enhances our geographic and seasonal diversification and presents a clear path to long-term value creation through operational improvements and expansion potential. This acquisition marks a meaningful step toward building a broader collection of experiences in Costa Rica and accelerating our global growth trajectory.
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The $13 million acquisition of the remaining 20% minority interest in Glacier Park, Inc., securing full ownership of this high-performing subsidiary that operates nine lodging properties and multiple dining and retail outlets in and around Glacier National Park. This transaction reinforces our long-term commitment to growing iconic, experience-driven assets with strong heritage and future potential, simplifies our capital structure, and removed a $22 million noncontrolling interest liability.

2025 Outlook

Based on continued demand for our authentic experiences and stronger than expected results for the third quarter 2025, we are raising our full year 2025 guidance. We now expect full year adjusted EBITDA* of $116 million to $122 million, which represents an increase of $6 million at the midpoint relative to our prior guidance range of $108 million to $118 million. This represents substantial adjusted EBITDA growth of $39 million to $45 million relative to 2024.

Our raised guidance is below.

(in millions)	Full Year 2025 Guidance	Full Year 2024 Actual
Revenue	Up ~24% at the midpoint vs. 2024	$366.5
Adjusted EBITDA*	$116 to $122	$77.1
Maintenance Capex	$30 to $35 (~7-8% of Revenue)	$36.1
Growth Capex	$38 to $43	$20.2
Total Capex	$71 to $76	$56.2

Our guidance includes approximately $8 million to $10 million of adjusted EBITDA from the three tuck-in acquisitions completed during the 2024 fourth quarter and the Tabacón acquisition completed on July 1, 2025, and reflects a fourth quarter exchange rate assumption of $0.72 between the Canadian Dollar and the U.S. Dollar for our operations in Canada (unchanged from prior guidance range).

*We have not quantitatively reconciled our guidance for adjusted EBITDA to our most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and start-up costs have not occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our results as reported under GAAP.

Conference Call Details

Management will host a conference call to review third quarter 2025 results on Wednesday, November 5, 2025, at 5 p.m. (Eastern Time).

A live audio webcast of the call will be available in listen-only mode through the "Events & Presentations" section of our website, where we will also post our earnings press release and an earnings presentation prior to the call.

The live call can also be accessed by dialing (646) 844-6383 or (833) 470-1428 and entering the access code 301890. To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login/LE9zwo49ewGjYuK56lCxzjOkwHrgpKls0i8. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.

A replay of the call will be available on our website shortly after the conference call and, for a limited time, by dialing (929) 458-6194 or (866) 813-9403 and entering the access code 794695.

Additionally, we posted a supplemental earnings presentation, containing our financial results, trends and outlook, on the "Investors" section of our website prior to the conference call. We will refer to this presentation during the call.

About Pursuit

Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, Iceland, and Costa Rica. Pursuit’s elevated hospitality experiences include 17 world-class point-of-interest attractions and 29 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

For more information, visit pursuit.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Pursuit or its management believes or anticipates may occur in the future, including all statements regarding our expectations concerning the travel industry and the markets in which we operate; our expectations concerning our future financial performance, including our 2025 outlook and the related underlying assumptions; our growth plans and strategies, including with respect to investments, growth capital expenditures and acquisitions; our ability to opportunistically return capital to shareholders through share repurchases and other statements that are not historical fact. These forward-looking statements are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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general economic and geopolitical uncertainty in key global markets and a worsening of global economic conditions;
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seasonality of our businesses;
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the competitive nature of the industries in which we operate;
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travel industry disruptions;
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changes in consumer tastes and preferences for recreational activities;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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accidents and adverse incidents at our hotels and attractions;
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the sufficiency and cost of insurance coverage;
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the impact of financial covenants on our operational and financial flexibility;
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risks of new capital projects not being commercially successful;
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our ability to fund capital expenditures;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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failure to adapt to technological developments or industry trends;
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our inability to realize the full strategic, financial or operational benefits from the sale of the GES Business;
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conducting business globally, including the impact of regulatory regimes in geographies where we operate or may expand;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;

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the importance of key members to our business;
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labor shortages;
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our exposure to cybersecurity attacks and threats;
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
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our exposure to litigation in the ordinary course of business;
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changes in federal, state, local or foreign tax laws;
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our ability to comply with extensive environmental requirements;
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volatility in our stock price; and
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the impact of reports issued by securities industry analysts on our stock price and trading volume.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as any future reports we may file with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Availability of Information on Pursuit Website

Pursuit routinely uses its investor relations website (investors.pursuit.com) to post presentations to investors and other important information, including information that may be material. Accordingly, Pursuit encourages investors and others interested in Pursuit to review the information it makes public on its investor relations website.

Contact

Investor Relations

Carrie Long or Michelle Porhola

(602) 207-2681

ir@pursuitcollection.com

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Revenue:
Ticket, rooms, transportation, and other services revenue	178,140	132,988	45,152	34.0%	295,937	238,022	57,915	24.3%
Food and beverage and retail products revenue	62,882	49,269	13,613	27.6%	99,407	82,667	16,740	20.2%
Total revenue	$241,022	$182,257	$58,765	32.2%	$395,344	$320,689	$74,655	23.3%

Cost of food and beverage and retail products sold	(19,809)	(16,979)	(2,830)	(16.7%)	(30,965)	(27,893)	(3,072)	(11.0%)
Operating expenses (exclusive of depreciation and amortization shown separately below) (Note A)	(86,592)	(68,584)	(18,008)	(26.3%)	(187,582)	(168,751)	(18,831)	(11.2%)
Selling, general, and administrative expenses (Note B)	(17,445)	(14,543)	(2,902)	(20.0%)	(50,339)	(41,080)	(9,259)	(22.5%)
Depreciation and amortization	(12,042)	(11,277)	(765)	(6.8%)	(34,083)	(32,222)	(1,861)	(5.8%)
Impairment charges (Note C)	-	(6,110)	6,110	(100.0%)	-	(6,110)	6,110	(100.0%)
Other income (expense) (Note D)	3,455	(255)	3,710	**	(2,864)	(874)	(1,990)	**
Interest expense, net	(2,835)	(3,461)	626	18.1%	(6,227)	(10,320)	4,093	39.7%
Income from continuing operations before income taxes	105,754	61,048	44,706	73.2%	83,284	33,439	49,845	**
Income tax expense (Note E)	(17,771)	(10,507)	(7,264)	(69.1%)	(18,926)	(11,625)	(7,301)	(62.8%)
Income from continuing operations	87,983	50,541	37,442	74.1%	64,358	21,814	42,544	**
Income (loss) from discontinued operations, net of tax (Note F)	(2,882)	5,323	(8,205)	**	(1,878)	38,685	(40,563)	**
Net income	85,101	55,864	29,237	52.3%	62,480	60,499	1,981	3.3%
Net income attributable to non-redeemable noncontrolling interest	(11,248)	(7,178)	(4,070)	(56.7%)	(14,117)	(8,062)	(6,055)	(75.1%)
Net (income) loss attributable to redeemable noncontrolling interest	-	(71)	71	(100.0%)	-	372	(372)	(100.0%)
Net income attributable to Pursuit	$73,853	$48,615	$25,238	51.9%	$48,363	$52,809	$(4,446)	(8.4%)

Amounts Attributable to Pursuit:
Income from continuing operations	$76,735	$43,292	$33,443	77.2%	$50,241	$14,124	$36,117	**
Income (loss) from discontinued operations, net of tax (Note F)	(2,882)	5,323	(8,205)	**	(1,878)	38,685	(40,563)	**
Net income	$73,853	$48,615	$25,238	51.9%	$48,363	$52,809	$(4,446)	(8.4%)

Income per common share attributable to Pursuit (Note G)
Basic income per common share	$2.61	$1.68	$0.93	55.4%	$1.71	$1.69	$0.02	1.2%
Diluted income per common share	$2.60	$1.65	$0.95	57.6%	$1.70	$1.67	$0.03	1.8%

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	28,275	21,166	7,109	33.6%	28,214	21,107	7,107	33.7%
Additional dilutive shares related to share-based compensation	183	449	(266)	(59.2%)	186	410	(224)	(54.6%)
Diluted weighted-average outstanding common shares	28,458	21,615	6,843	31.7%	28,400	21,517	6,883	32.0%

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS (UNAUDITED)

(A) Operating expenses (exclusive of depreciation and amortization) - The increase in operating expenses for the three months ended September 30, 2025 compared to the prior year period was primarily due to increases in variable costs associated with increased transaction volumes and revenue, including increases of $6.1 million in labor expense, $3.8 million in commission and other variable revenue-based fees, $2.0 million in operating supplies and services, and other inflationary cost increases. The increase in operating expenses for the nine months ended September 30, 2025 compared to the prior year period was primarily due to increases in variable costs associated with increased transaction volumes and revenue, including increases of $7.5 million in labor expense, $5.3 million in commission and other variable revenue-based fees, an increase in allocated administrative expenses, and other inflationary cost increases. Additionally, the increases for the nine months ended September 30, 2025 were partially offset by the periodic remeasurement of the Sky Lagoon finance lease obligation, which resulted in an unrealized foreign exchange gain of $5.5 million.

(B) Selling, general, and administrative expenses - The increase in selling, general and administrative expenses for the three and nine months ended September 30, 2025 was primarily due to higher transaction-related costs (primarily related to our transition to a standalone publicly-traded operating company in connection with the sale of the GES Business, as well as expenses associated with our acquisition of Tabacón) of $1.1 million and $9.4 million, respectively, along with an increase in variable compensation accruals associated with higher full-year expected performance targets.

(C) Impairment charges - During the three and nine months ended September 30, 2024, we recorded an asset impairment charge of $5.5 million related to site-specific engineering plans developed for Flyover Canada Toronto, for which our facility lease was terminated in August 2024. Additionally, we recorded an impairment charge of $0.6 million related to intangible assets of the Wilderness Kitchen, which was lost in the Jasper wildfires.

(D) Other income (expense), net - During the three and nine months ended September 30, 2025, we recorded a gain of $4.2 million for business interruption proceeds received related to the Jasper wildfires within other (income) expense, net. Additionally, during the nine months ended September 30, 2025, we recorded a $5.4 million settlement charge associated with the termination of the Giltspur Inc. Employees’ Pension Plan within other (income) expense, net, which was reclassified from Accumulated Other Comprehensive Loss.

(E) Income tax expense - The effective tax rate was 16.8% for the three months ended September 30, 2025 compared to 17.2% for the three months ended September 30, 2024, and 22.7% for the nine months ended September 30, 2025 compared to 34.8% for the nine months ended September 30, 2024. The decrease in the effective rate for the nine months ended September 30, 2025 compared to the prior year period was primarily attributable to a tax benefit of $3.2 million associated with the release of valuation allowances recorded against Canadian net operating losses, as well as the termination of the Giltspur, Inc. Employees’ Pension Plan.

(F) Income (loss) from discontinued operations - On December 31, 2024, we completed the sale of the GES Business. Accordingly, the operating results of the GES Business are included within discontinued operations for the three and nine months ended September 30, 2024.

(G) Income (loss) per common share - Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or if-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than the participating securities. The if-converted method uses net income (loss) available to common stockholders and assumes conversion of all potential shares including the participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock. We apply the two-class method in calculating income (loss) per common share as unvested share-based payment awards that contain nonforfeitable rights to dividends and preferred stock are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) per share. The adjustment to the carrying value of the redeemable noncontrolling interest is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended September 30,				Nine months ended September 30,
(in thousands)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change

Net income attributable to Pursuit	$73,853	$48,615	$25,238	51.9%	$48,363	$52,809	$(4,446)	(8.4%)
Convertible preferred stock dividends	-	(1,950)	1,950	(100.0%)	-	(5,850)	5,850	(100.0%)
Undistributed income attributable to Pursuit	73,853	46,665	27,188	58.3%	48,363	46,959	1,404	3.0%
Less: Allocation to participating securities	-	(11,187)	11,187	(100.0%)	-	(11,282)	11,282	(100.0%)
Net income allocated to Pursuit common shareholders (basic)	$73,853	$35,478	$38,375	**	$48,363	$35,677	$12,686	35.6%
Add: Allocation to participating securities	-	177	(177)	(100.0%)	-	165	(165)	(100.0%)
Net income allocated to Pursuit common shareholders (diluted)	$73,853	$35,655	$38,198	**	$48,363	$35,842	$12,521	34.9%

Basic weighted-average outstanding common shares	28,275	21,166	7,109	33.6%	28,214	21,107	7,107	33.7%
Additional dilutive shares related to share-based compensation	183	449	(266)	(59.2%)	186	410	(224)	(54.6%)
Diluted weighted-average outstanding common shares	28,458	21,615	6,843	31.7%	28,400	21,517	6,883	32.0%

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)", “Adjusted EPS”, "Adjusted EBITDA", and “Adjusted EBITDA Margin”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Pursuit’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the most comparable GAAP measures, because they do not consider a variety of items affecting Pursuit’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Pursuit’s consolidated financial performance, a user of Pursuit’s financial information should consider net income attributable to Pursuit as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are considered useful operating metrics, in addition to net income attributable to Pursuit, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Pursuit’s performance. Management believes that the presentation of Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin provide useful information to investors regarding Pursuit’s results of operations for trending, analyzing and benchmarking the performance and value of Pursuit’s business.

Additionally, we calculate the impact of foreign exchange rate variances by converting non-United States Dollar results using comparative period exchange rates and determining the change from prior period reported results.

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Adjusted net income:
Net income attributable to Pursuit	$73,853	$48,615	$25,238	51.9%	$48,363	$52,809	$(4,446)	(8.4%)
(Income) loss from discontinued operations attributable to Pursuit, net of tax	2,882	(5,323)	8,205	**	1,878	(38,685)	40,563	**
Income from continuing operations attributable to Pursuit	76,735	43,292	33,443	77.2%	50,241	14,124	36,117	**
Restructuring charges, pre-tax	424	-	424	**	721	1	720	**
Impairment charges, pre-tax	-	6,110	(6,110)	(100.0%)	-	6,110	(6,110)	(100.0%)
Transaction-related costs and other non-recurring items, pre-tax (Note A)	(82)	1,893	(1,975)	**	8,929	5,567	3,362	60.4%
Remeasurement of finance lease obligation, pre-tax (Note B)	261	(1,113)	1,374	**	(5,801)	(291)	(5,510)	**
Legacy pension termination, pre-tax (Note C)	-	-	-	**	5,393	-	5,393	**
Business interruption gain, pre-tax (Note D)	(4,195)	-	(4,195)	**	(4,195)	-	(4,195)	**
Tax expense (benefit) on above items	882	(27)	909	**	(787)	(122)	(665)	**
Portion of above amounts attributable to non-controlling interests	1,291	545	746	**	4,064	143	3,921	**
Adjusted net income	$75,316	$50,700	$24,616	48.6%	$58,565	$25,532	$33,033	**

Adjusted EPS:
Adjusted net income (as reconciled above)	$75,316	$50,700	$24,616	48.6%	$58,565	$25,532	$33,033	**
Convertible preferred stock dividends	-	(1,950)	1,950	(100.0%)	-	(5,850)	5,850	(100.0%)
Undistributed adjusted net income attributable to Pursuit	75,316	48,750	26,566	54.5%	58,565	19,682	38,883	**
Add: Allocation to participating securities (Note E)	-	(11,687)	11,687	(100.0%)	-	(4,728)	4,728	(100.0%)
Diluted adjusted net income allocated to Pursuit common shareholders	$75,316	$37,063	$38,253	**	$58,565	$14,954	$43,611	**
Diluted weighted-average outstanding common shares	28,458	21,615	6,843	31.7%	28,400	21,517	6,883	32.0%
Adjusted EPS	$2.65	$1.71	$0.94	55.0%	$2.06	$0.69	$1.37	**

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring expenses include:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Transaction-related costs[1]	$1,102	$656	$9,376	$718
Start-up costs[2]	-	207	-	2,167
SG&A costs previously allocated to GES[3]	-	1,013	-	2,527
Other non-recurring items[4]	(1,184)	17	(447)	155
Transaction-related and other non-recurring items, pre-tax	$(82)	$1,893	$8,929	$5,567

1 Transaction-related costs represent expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs.

2 Start-up costs include expenses primarily related to the development of our new Flyover attraction in Chicago and trailing expenses related to the Flyover Toronto lease exit.

3 Represents net expenses previously allocated to/from GES that do not qualify for discontinued operations treatment.

4 Includes certain non-recurring wildfire and insurance-related items and non-capitalizable fees and expenses related to our shelf registration in 2024.

(B) Remeasurement of finance lease obligation attributable to Pursuit represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Pursuit’s 51% interest in Sky Lagoon.

(C) The legacy pension termination represents a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, in Q2'25.

(D) The business interruption gain represents a $4.2 million gain from business interruption insurance proceeds received in Q3’25 related to lost profits in 2024 from the Jasper wildfire.

(E) Preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating adjusted net income (loss) per common share unless the effect of such inclusion is anti-dilutive to total undistributed income attributable to Pursuit.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change

Revenue	$241,022	$182,257	$58,765	32.2%	$395,344	$320,689	$74,655	23.3%

Net income attributable to Pursuit	$73,853	$48,615	$25,238	51.9%	$48,363	$52,809	$(4,446)	(8.4%)
Net income attributable to non-redeemable noncontrolling interest	11,248	7,178	4,070	56.7%	14,117	8,062	6,055	75.1%
Net income (loss) attributable to redeemable noncontrolling interest	-	71	(71)	(100.0%)	-	(372)	372	(100.0%)
(Income) loss from discontinued operations, net of tax	2,882	(5,323)	8,205	**	1,878	(38,685)	40,563	**
Interest expense, net	2,835	3,461	(626)	(18.1%)	6,227	10,320	(4,093)	(39.7%)
Income tax expense	17,771	10,507	7,264	69.1%	18,926	11,625	7,301	62.8%
Depreciation and amortization	12,042	11,277	765	6.8%	34,083	32,222	1,861	5.8%
Impairment charges	-	6,110	(6,110)	(100.0%)	-	6,110	(6,110)	(100.0%)
Other (income) expense, net (A)	(3,455)	255	(3,710)	**	2,864	874	1,990	**
Start-up costs (B)	-	207	(207)	(100.0%)	-	2,167	(2,167)	(100.0%)
Transaction-related costs (C)	1,102	656	446	68.0%	9,376	718	8,658	**
SG&A costs previously allocated to GES (D)	-	1,013	(1,013)	(100.0%)	-	2,527	(2,527)	(100.0%)
Other non-recurring items (E)	(1,184)	17	(1,201)	**	(447)	155	(602)	**
Remeasurement of finance lease obligation (F)	261	(1,113)	1,374	**	(5,801)	(291)	(5,510)	**
Adjusted EBITDA	$117,355	$82,931	$34,424	41.5%	$129,586	$88,241	$41,345	46.9%
Adjusted EBITDA attributable to noncontrolling interest	(15,750)	(9,518)	(6,232)	(65.5%)	(21,096)	(14,562)	(6,534)	(44.9%)
Adjusted EBITDA attributable to Pursuit	$101,605	$73,413	$28,192	38.4%	$108,490	$73,679	$34,811	47.2%
Adjusted EBITDA Margin	48.7%	45.5%		3.2%	32.8%	27.5%		5.3%

	2024
($ in thousands)	Q1	Q2	Q3	Q4	FY

Revenue	$37,231	$101,201	$182,257	$45,799	$366,488

Net income (loss) attributable to Pursuit	$(25,117)	$29,311	$48,615	$315,735	$368,544
Net income (loss) attributable to non-redeemable noncontrolling interest	(923)	1,807	7,178	(1,505)	6,557
Net income (loss) attributable to redeemable noncontrolling interest	(203)	(240)	71	(886)	(1,258)
Income from discontinued operations, net of tax	(3,620)	(29,742)	(5,323)	(386,918)	(425,603)
Interest expense, net	2,922	3,937	3,461	3,862	14,182
Income tax expense (benefit)	(1,654)	2,772	10,507	(5,300)	6,325
Depreciation and amortization	9,763	11,182	11,277	10,738	42,960
Restructuring charges	-	1	-	3,156	3,157
Impairment charges	-	-	6,110	41,462	47,572
Other expense, net (A)	310	308	255	43	916
Start-up costs (B)	1,940	20	207	99	2,266
Transaction-related costs (C)	7	55	654	2,159	2,875
Integration costs	-	-	2	(2)	-
SG&A costs previously allocated to GES (D)	892	622	1,013	1,049	3,576
Other non-recurring expenses (E)	75	63	17	3,966	4,121
Remeasurement of finance lease obligation (F)	1,004	(182)	(1,113)	1,167	876
Adjusted EBITDA	$(14,604)	$19,914	$82,931	$(11,175)	$77,066
Adjusted EBITDA Margin	(39.2%)	19.7%	45.5%	(24.4%)	21.0%

** Change is greater than +/- 100 percent

(A) Includes a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, in Q2'25 and a $4.2 million gain from business interruption insurance proceeds received in Q3’25 related to lost profits in 2024 from the Jasper wildfire.

(B) Start-up costs include expenses primarily related to the development of our new Flyover attraction in Chicago and trailing expenses related to the Flyover Toronto lease exit.

(C) Transaction-related costs represent expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs.

(D) Represents net expenses previously allocated to/from GES that do not qualify for discontinued operations treatment.

(E) Includes a charitable pledge to support Jasper's recovery in Q4'24, certain non-recurring wildfire and insurance-related items , and non-capitalizable fees and expenses related to our shelf registration in 2024.

(F) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon finance lease obligation.